UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2017

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 University Plaza Drive, Suite 320
Hackensack, NJ	07601
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2017, Brainstorm Cell Therapeutics Inc. (the “Company”) entered into a 2017 Amendment of Warrants and Subscription Agreement (the “Amendment”) by and among ACCBT Corp. (“ACCBT”), ACC International Holdings Ltd. (“ACC”, and together with ACCBT and their affiliated entities, the “ACCBT Entities”) and the Company, pursuant to which the existing rights and privileges of the ACCBT Entities relating to the management of the Company were reduced, in exchange for a five (5) year extension of the expiration of the Company warrants held by the ACCBT Entities. Pursuant to the Amendment, the Subscription Agreement by and between ACCBT and the Company, dated as of July 2, 2007 (as amended, the “Subscription Agreement”), a related Registration Rights Agreement between the Company and ACCBT, and any and all issued and outstanding warrants to purchase Company common stock, $0.00005 par value per share (“Common Stock”) held by the ACCBT Entities (the “ACCBT Warrants”) and any related documents (all of the foregoing documents together, the “ACCBT Documents”) were amended as follows: (i) the ACCBT Entities existing right to appoint 50.1% of the Board of Directors of the Company and its subsidiaries was reduced to 30%; (ii) the ACCBT Entities’ consent rights regarding Company matters pursuant to the ACCBT Documents were limited to transactions greater than $500,000 (previous to the Amendment the consent right was for transactions of $25,000 or more); and (iii) the expiration date of each Warrant held by ACCBT was extended until November 5, 2022. The reduced ACCBT director appointment and consent rights will automatically terminate when ACCBT Corp and its designees no longer hold at least 5% of the issued and outstanding share capital of the Company. Chaim Lebovits, the Company’s President and Chief Executive Officer, may be deemed to control ACCBT, which may be deemed to have beneficial ownership of 4,089,266 shares of Common Stock. The foregoing is a brief summary of the principal provisions of the Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company appointed Eyal Rubin as its Chief Financial Officer and Treasurer, effective November 20, 2017 (the “Commencement Date”).

On October 31, 2017, the Company’s wholly-owned Israeli subsidiary, Brainstorm Cell Therapeutics Ltd. (the “Subsidiary”) and Eyal Rubin entered into an employment agreement which sets forth the terms of Mr. Rubin’s employment (the “Employment Agreement”), starting on the Commencement Date. Pursuant to the Employment Agreement, Eyal Rubin will be paid a gross monthly salary of NIS 59,000 (approximately $16,800 per month), and an annual cash bonus equal to 25% of his annual base salary, paid pro-rata on a quarterly basis. Mr. Rubin will also receive other benefits that are generally made available to the Subsidiary’s employees.  The Employment Agreement provides that if the Subsidiary terminates the Employment Agreement or Mr. Rubin’s employment without Cause (as defined in the Employment Agreement), the Subsidiary shall pay Mr. Rubin, as a special severance pay, an amount equal to six (6) months of his then-current salary, as well as any portion of the bonus compensation that Mr. Rubin would otherwise be entitled to receive during the six (6) month period following the termination if his employment would not have been terminated, subject to execution of a full and general waiver and release.

On the Commencement Date, the Company will grant (the “Restricted Stock Grant”) to Mr. Rubin 25,000 shares of restricted Common Stock under the Company’s 2014 Global Share Option Plan (the “Plan”), which shall vest as to 100% of the award on April 1, 2018, provided Mr. Rubin remains continuously employed by the Subsidiary from the date of grant through the vesting date. In the event of Mr. Rubin’s termination of employment prior to April 1, 2018, the Restricted Stock Grant shall automatically be immediately forfeited in its entirety to the Company, without the payment of any consideration to Mr. Rubin.

On the Commencement Date, the Company will grant to Mr. Rubin an option to purchase up to 93,686 shares of Common Stock (the “Option”) under the Plan, at an exercise price per share equal to $4.30 per share. The Option shall vest and become exercisable as follows: 25% of the shares underlying the Option shall vest and become exercisable on each of the first, second, third and fourth anniversary of the date of grant, until fully vested and exercisable on the fourth anniversary of the date of grant, provided Mr. Rubin remains continuously employed by the Subsidiary from the date of grant through each applicable vesting date. The Option shall have a ten (10) year term and shall be subject to accelerated vesting upon a Change of Control of the Company or Material Secondary Public Offering of the Company (each as defined in the Employment Agreement).

Prior to joining the Company, Eyal Rubin served since January, 2015 as Vice President, Head of Corporate Treasury for Teva Pharmaceutical Industries Ltd. (symbol: TEVA), a multinational pharmaceutical company. From March, 2013 to January, 2015, Mr. Rubin worked as Teva Pharmaceutical Industries Ltd.’s Regional Treasurer for ASIA and EMIA. From January, 2010 to March, 2013, he served as Head of the Finance & Banking department at Cellcom Israel LTD (NASDAQ:CEL), an Israeli telecommunications company.

Eyal Rubin is 42 years old. There is no arrangement or understanding between Mr. Rubin and any other person pursuant to which he was appointed Chief Financial Officer and Treasurer. There have been no transactions and are no currently proposed transactions to which the Company or any of its subsidiaries was or is a party in which Mr. Rubin has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Rubin and any director or other executive officer of the Company.

The above description of the Employment Agreement is qualified in its entirety by reference to the terms of the Employment Agreement, attached hereto as Exhibit 10.2 and incorporated herein by reference.

On November 2, 2017, the Company issued a press release announcing the appointment of Eyal Rubin as its Chief Financial Officer and Treasurer. A copy of the press release is attached as Exhibit 99.1 hereto.

Effective November 20, 2017, Alla Patlis will cease to serve as Interim Chief Financial Officer of the Company. Ms. Patlis will continue to serve as Controller of the Company.

The information contained in Item 1.01 above is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	2017 Amendment of Warrants and Subscription Agreement dated November 2, 2017 by and among Brainstorm Cell Therapeutics Inc., ACCBT Corp. and ACC International Holdings Ltd.

10.2	Employment Agreement by and between Brainstorm Cell Therapeutics Ltd. and Eyal Rubin, dated October 31, 2017.

99.1	Press release dated November 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: November 3, 2017	By:	/s/ Chaim Lebovits
Chaim Lebovits Chief Executive Officer and President